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                                Exhibit Index

Exhibit No.                   Description of Documents

23        Consent of Independent Accountants

99.1      Annual Report for the Raytheon Savings and Investment Plan.

99.1a Raytheon Savings and Investment Plan, heretofore filed as an exhibit to the Company's S-8 Registration Statement No. 333-56117 on June 5, 1998, is hereby incorporated by reference.

99.1b Raytheon Savings and Investment Plan Adopting Employers and Special Plan Provisions for Certain Adopting Employers as of January 1, 2000.

99.1c Amendment to the Raytheon Savings and Investment Plan dated November 1, 2001.